UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2017

PAYBOX CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward BoulevardSuite 1550Fort Lauderdale, Florida (Address of Principal Executive Offices)	33394 (Zip Code)

Registrant’s telephone number, including area code: (954) 510-3750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017, Lowell Rush announced his resignation from his position as the Chief Financial Officer of Paybox Corp (the “Company”), effective as of March 31, 2017. The resignation was not the result of any disagreements with the Company regarding the operations, policies or practices of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Paybox Corp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYBOX CORP

Dated: March 15, 2017	By:	/s/ Matthew E. Oakes
Matthew E. Oakes
President, Chief Executive Officer and Chairman of the Board of Directors

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